UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

——————————

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2021 (April 29, 2021)

——————————

AG Twin Brook BDC, Inc.
(Exact name of Registrant as Specified in Its Charter)

——————————

DELAWARE	814-01259	83-4184014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th Floor
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Resignation of Director and Officer
On April 30, 2021, the Board of Directors (the “Board’) of AG Twin Brook BDC, Inc. (the “Company”) accepted the resignation of Vishal Sheth as Director, Chief Financial Officer and Treasurer of the Company, effective as of April 29, 2021.  This resignation was not the result of any dispute or disagreement between Mr. Sheth and the Company.
(c) Appointment of Director and Officer
Effective May 3, 2021, the Board appointed Terrence Walters as a Director, and the Chief Financial Officer and Treasurer, of the Company, to replace Vishal Sheth.  Mr. Walters is 41 years old and joined Angelo Gordon in 2019 as a Managing Director and the Chief Accounting Officer of its Middle Market Direct Lending strategy.  Prior to joining the firm, Mr. Walters spent eight years in various roles with Victory Park Capital Advisors and Vitalogy Capital Partners.  Prior to that, Mr. Walters worked at Citadel Group’s fund administrator, Omnium, as well as Ernst & Young LLP.  Mr. Walters holds a B.A. in accountancy and finance from Augustana College and a M.Acc. degree from the University of Iowa.  He is a Certified Public Accountant (inactive).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, AG Twin Brook BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG TWIN BROOK BDC, INC.

Date: May 4, 2021
By: /s/ Christopher D. Moore
Name: Christopher D. Moore
Title: General Counsel and Secretary